Exhibit 31.2

CERTIFICATION

I, Elliot Maltz, certify that:

1.	I have reviewed this Amendment No.1 to the annual report on Form 10-K of Alimera Sciences, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

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Date: April 29, 2024	/s/ Elliot Maltz
Elliot Maltz
Chief Financial Officer
(Principal Financial and Accounting Officer)